EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT
[Corvisa Employee Form]
THIS EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of the ____ day of _________, 20[__], is entered into by and between Novation Companies, Inc., a Maryland corporation (the “Company”) and [________] (the “Optionee”).
WHEREAS, pursuant to the terms of the Company’s 2015 Incentive Stock Plan (the “Plan”), the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Optionee is to be granted an option to purchase a specified number of shares of the Company’s common stock on the terms and conditions set forth herein;
WHEREAS, the Optionee is now an employee of the Company or an “Employer”, as defined in the Plan (a “Employer”); and
WHEREAS, the Company and the Optionee desire to enter into this Agreement for the purpose of memorializing the terms and conditions of the option.
NOW, THEREFORE, the Company and the Optionee agree as follows:
1.Grant Subject to Plan. The Option (as defined below) is expressly subject to all terms and provisions of the Plan, and the terms and provisions of such Plan are incorporated herein by reference. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.
2.Number of Shares and Option Price. Pursuant to the action of the Committee, which action was effective on ____________, 20[__] (the “Date of Grant”), the Optionee is hereby granted a non-qualified stock option (the “Option”) to purchase [______ (______)] shares of the Company’s common stock (the “Option Shares”), at the purchase price of [______ ($____)] per share (the “Option Price”). The Option Price is equal to or greater than the price at which the Company’s common stock was last sold as quoted on the OTCQB (or applicable exchange or quotation system) on the Date of Grant.
3.Period of Option. The term of the Option and of this Agreement shall commence on the Date of Grant and terminate upon the expiration of ten (10) years from the Date of Grant. Upon termination of the Option, all rights of the Optionee hereunder shall cease.
4.Conditions of Exercise. This Option may be exercised, in whole or in part at any time, or from time to time, up to ten (10) years from the Date of Grant, but only (i) with respect to Option Shares which have vested, and (ii) during the period in which such Option remains exercisable as herein provided. One-quarter of the Option Shares shall vest on each anniversary of the Date of Grant.
5.Nontransferability of Option. Other than a transfer as described in Section 13 of the Plan or otherwise in the discretion of the Committee pursuant to Section 13 of the Plan, the Option and this Agreement shall not be transferable.
6.Exercise of Option. The Option may be exercised using the methods described in Section 6.C. of the Plan and the Option Shares purchased shall thereupon be promptly delivered. The Optionee will not be deemed to be a holder of any Option Shares pursuant to exercise of the Option until the Option Shares are paid in full and issued to him or her upon the exercise of the Option.
7.Adjustment for Changes in Capitalization. As described in Section 15 of the Plan, in the event of changes in the outstanding stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, occurring after the date hereof, the number of shares covered by this Agreement and the price thereof shall be adjusted to the same proportionate number of shares and price as set forth in Section 2 of this Agreement.
8.Termination by Death. In accordance with Sections 6.G. and 11.B. of the Plan, if the Optionee’s service with the Company (and/or any Employer, as the case may be, such that Optionee is no longer employed by either the Company or any Employer) terminates by reason of the Optionee’s death, then the vesting of the Option shall be accelerated and the full number of then-unexercised Option Shares shall become exercisable in full by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of twelve (12) months following the date of death or until the expiration of the stated term of such Option, whichever period is shorter. If the Option is not exercised within the foregoing time period, the Option shall terminate.
9.Termination by Reason of Disability. In accordance with Sections 6.F. and 11.B. of the Plan, if the Optionee’s service with the Company (and/or any Employer, as the case may be, such that Optionee is no longer employed by either the Company or any Employer) terminates by reason of the Optionee’s Disability (as defined under the Plan), then the vesting of the Option shall be accelerated and the full number of then-unexercised Option Shares shall become exercisable in full by the Optionee for a period of twelve (12) months following the date of termination or until the expiration of the stated term of such Option, whichever period is shorter; provided, however, that if the Optionee dies within such twelve (12) month period and prior to the expiration of the stated term of such Option, such Option may thereafter be exercised for a period of twelve (12) months from the date of death or until the expiration of the stated term of such Option, whichever period is shorter. If the Option is not exercised within the foregoing time periods, the Option shall terminate.
10.Termination for Cause. In accordance with Section 6.E. of the Plan, if the Optionee’s employment with the Company (and/or any Employer, as the case may be, such that Optionee is no longer employed by either the Company or any Employer) is terminated by the Company for “Cause,” as defined below, then the Option shall immediately terminate and cease to be exercisable by the Optionee. For purposes of this Agreement, “Cause” shall mean:

a)the failure by Optionee to perform such material duties as are reasonably requested in good faith by the Company or, in the case of an employee of an Employer, by the Optionee’s Employer, in the course of Optionee’s performance of his duties as an employee;
b)Optionee’s material disregard of his duties or material failure to act, where such action would be in the ordinary course of Optionee’s duties as an employee;
c)the material failure by Optionee to observe Company policies or, in the case of an employee of an Employer, the policies of Optionee’s Employer;
d)gross negligence, recklessness or willful misconduct by Optionee in the performance of his duties as an employee;
e)a conviction of or a plea of guilty or nolo contendere by Optionee to a misdemeanor involving fraud, embezzlement, theft, other financial dishonesty or moral turpitude, or to a felony;
f)the Company’s reasonable determination, or in the case of an employee of an Employer, the Optionee’s Employer’s reasonable determination, that Optionee has engaged in the commission of violations of state or federal law relating to the workplace environment (including, without limitation, laws prohibiting unlawful harassment, discrimination, retaliation, or other conduct related to the workplace);
g)the breach by Optionee of the provisions of any agreement between the Optionee and Company or, in the case of an employee of an Employer, the breach by Optionee of the provisions of any agreement between the Optionee and the Optionee’s Employer; or
h)any definition of “Cause” set forth in any contract governing termination of Optionee’s employment by Company or any Employer.
11.Termination without Cause. In accordance with Section 6.E. of the Plan, if the Optionee’s service with the Company (and/or any Employer, as the case may be, such that the

Optionee is no longer employed by either the Company or any Employer) is terminated by the Company without Cause, the Option may be exercised to the extent it has become exercisable at the time of such termination, for a period of three (3) months from the effective date of such termination of employment or until the expiration of the stated term of such Option, whichever period is shorter. If the Option is not exercised within the foregoing time period, the Option shall terminate.

12.Change of Control. The rights of the Optionee in the event of a Change of Control of the Company (as defined in Section 1.G. of the Plan) or Corvisa, LLC (“Corvisa”) shall be determined in accordance with Section 15 of the Plan, as supplemented by this Section 12. For the purposes of this Agreement, the following definition of “Change of Control” shall apply with respect to Corvisa only:

a) all of the equity interests, or substantially all of the assets, of Corvisa are sold to any person that is not directly or indirectly controlling, controlled by, or under common control with, the Company (a “Third Party”). For the purposes of the foregoing sentence, “control” of an entity means (A) the right, contractual or otherwise, to, directly or indirectly, manage such entity or substantially all of its assets, or (B) the direct or indirect ownership of more than fifty percent (50%) of the outstanding capital stock or other equity interests of such entity having ordinary voting power; or

b) Corvisa is merged with and into a Third Party and does not retain its separate legal existence; or

c) Corvisa ceases to be a limited liability company or other entity (i) whose assets and liabilities are consolidated with those of the Company on the Company’s balance sheet, or (ii) whose issued and outstanding voting equity is fifty percent (50%) or more owned or controlled, directly or indirectly, by the Company.

13.Other Termination. In accordance with Section 6.E. of the Plan, if the Optionee’s service with the Company (and/or any Employer, as the case may be, such that Optionee is no longer employed by either the Company or any Employer) terminates for any reason other than those described in Sections 8 through 12 above, the Option may be exercised to the extent it has become exercisable at the time of such termination, for a period of three (3) months from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter; provided, however, that if the Optionee dies within such three (3) month period and prior to the expiration of the stated term of such Option, such Option may thereafter be exercised to the extent it has become exercisable for a period of three (3) months from the date of death or until the expiration of the stated term of the Option, whichever period is shorter. If the Option is not exercised within the foregoing time period, the Option shall terminate.
14.Option Not an Incentive Stock Option. It is intended that the Option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.
15.No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time.
16.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
17.Entire Agreement; Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referred hereto, and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between the Optionee and the Company to the extent that any such agreements or understandings conflict with the terms hereof.
18.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to the principles of conflicts of law, which might otherwise apply.

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

NOVATION COMPANIES, INC.

Name: W. Lance Anderson
Title: Chief Executive Officer

OPTIONEE

[________]

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